EXHIBIT 10.9

Execution Version

SELLER SUBORDINATED NOTE

November 19, 2009

U.S.$125,000,000

FOR VALUE RECEIVED, the undersigned, Springboard Finance Holdco, L.L.C. (the “Company”), a Delaware limited liability company, hereby unconditionally promises to pay to the order of eBay International AG, a Swiss company (including any permitted assignee or transferee of, or other permitted holder of, this Note, the “Seller”) in lawful money of the United States of America on the Maturity Date the principal sum of ONE HUNDRED TWENTY FIVE MILLION (U.S.$125,000,000). The Company further hereby agrees to pay interest on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in Section 2. This Note is referred to in, and was executed and delivered in connection with, that certain Purchase Agreement, dated as of September 1, 2009 (as amended, supplemented or otherwise modified from time to time, the “Purchase Agreement”), among eBay Inc., the Seller, Sonorit Holding, AS and Springboard Group S.àr.l.

SECTION 1. DEFINITIONS.

Unless otherwise defined herein, terms defined in the Purchase Agreement and used herein shall have the meanings given to them in the Purchase Agreement. The following terms shall have the respective meanings given to them in this Section 1.

“Bankruptcy Code” means the Bankruptcy Reform Act of 1978, as heretofore and hereafter amended, and codified as 11 U.S.C. §§101 et seq.

“Company” is defined in the first paragraph of this Note.

“Credit Agreement” means that certain Credit Agreement, dated as of the date hereof, among Springboard Group S.àr.l., Springboard Finance, L.L.C., as borrower, the lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as administrative agent, together with any Guaranties thereof by the Company or any of its subsidiaries, in each case, as amended, restated, supplemented, waived, replaced (whether or not upon termination and whether with the original lenders or otherwise), restructured, refinanced, increased or otherwise modified from time to time and any other credit agreement, loan agreement, note agreement, indenture or other agreement or instrument evidencing or governing the terms of any Indebtedness that has been incurred to extend,

Signature Page to Seller Note

replace, restructure, refinance or refund in whole or in part the Indebtedness and other obligations outstanding thereunder.

“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

“Designated Senior Debt” means (a) any Senior Debt with respect to which the instrument creating or evidencing such Indebtedness, or any related agreements or documents to which the Company is a party, expressly provides that such Senior Indebtedness is “Designated Senior Debt” (provided that the instrument, agreement or other document may place limitations and conditions on the right of the Senior Debt to exercise the rights of Designated Senior Debt) and (b) Senior Debt outstanding under the Credit Agreement.

“Dividend” means any distribution or dividend by the Company or Holdings in respect of its equity interests other than a distribution or dividend the proceeds of which are used for any purpose described in Section 6.08(a)(ii), (iii), (iv), (v), (vi), (vii)(A) through (G) or (ix) of the Credit Agreement (as in effect on the date hereof).

“Event of Default” is defined in Section 4.

“Governmental Entity” means any supranational, national, state, provincial, local or municipal governmental or regulatory authority, agency, department, commission, body, court, tribunal, or other legislative, executive or judicial governmental entity;

“Guaranty” means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including, without limitation, obligations incurred through an agreement, contingent or otherwise, by such Person:

(a) to purchase such Indebtedness or obligation or any property constituting security therefor;

(b) to advance or supply funds (1) for the purchase or payment of such Indebtedness or obligation, or (2) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation;

(c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of any other Person to make payment of the Indebtedness or obligation; or

(d) otherwise to assure the owner of such Indebtedness or obligation against loss in respect thereof.

In any computation of the Indebtedness or other liabilities of the obligor under any Guaranty, the Indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

“Holdings” means Springboard Group S.àr.l. (formerly known as SLP III Cayman DS IV Holdings S.à r.l.), a Luxembourg private limited liability company (société à responsabilité limitée).

“Indebtedness” with respect to any Person means, at any time, without duplication,

(a) its liabilities for borrowed money;

(b) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);

(c) all obligations of such Person under any swap, cap, collar or similar arrangement providing for protection against fluctuations in interest rates, currency exchange rates or commodities prices; and

(d) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (e) hereof.

For the avoidance of doubt, the term “Indebtedness” does not include trade payables of such Person.

“Insolvency Proceeding” means (a) any case, action, or proceeding before any court or other Governmental Entity having jurisdiction over the applicable Person or its assets relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up, or relief of debtors or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case whether undertaken under Federal (including the Bankruptcy Code), state, or foreign law.

“Interest Payment Date” means each March 31, June 30, September 30 and December 31 of each year and the Maturity Date.

“Interest Rate” means 12.00% per annum.

“Maturity Date” means the date that is six years after the date hereof.

“Permitted Junior Securities” means debt or equity securities of the Company or any successor corporation issued pursuant to a plan of reorganization or readjustment of the Company that are subordinated to the payment of all then-outstanding Senior Debt at least to the same extent that this Note is subordinated to the payment of all Senior Debt on the Closing Date, so long as to the extent that any holder of Designated Senior Debt outstanding on the date of consummation of any such plan of reorganization or readjustment is not indefeasibly paid in full in cash on such date, the holders of such Designated Senior Debt not so paid in full in cash have consented to the terms of such plan of reorganization or readjustment.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

“Purchase Agreement” is defined in the first paragraph of this Note.

“Senior Debt” means all payment obligations (whether now outstanding or hereafter incurred) of the Company in respect of (a) Indebtedness of the Company (including, without limitation, in respect of any guaranty of any Indebtedness of any of its subsidiaries) other than (1) this Note, (2) any Indebtedness that by its terms is expressly subordinated to this Note and (3) any Indebtedness that by its terms is expressly subordinated to any Senior Debt, (b) interest (including default interest) and premium on the outstanding Indebtedness referred to in clause (a) above, (c) the fees and commissions (including commitment, agency and letter of credit fees and commissions) payable pursuant to the Senior Debt Agreements, (d) all other payment obligations (including costs, expenses, penalties, indemnifications, damages, liabilities or otherwise on the Company or any of its subsidiaries) owing under or arising pursuant to the Senior Debt Agreements not of the type described in clauses (a) through (c) above, and (e) post-petition interest on the Indebtedness referred to in clauses (a) through (d) above accruing subsequent to the commencement of a proceeding under the Bankruptcy Code (whether or not such interest is allowed as a claim in such proceeding). Without limiting the foregoing, Senior Debt shall include all Designated Senior Debt.

“Senior Debt Agreement” means each instrument or agreement evidencing or governing the Indebtedness referred to in clause (a) of the definition of Senior Debt.

“Senior Debt Default” means any default or event of default by the Company or any of its subsidiaries under any Senior Debt Agreement.

“Senior Debt Representatives” means with respect to any Senior Debt Agreement, the lead agent or trustee for the lenders and/or creditors thereunder.

“Subordinated Obligation” is defined in the first paragraph of Section 6 of this Note.

“Voidable Transfer” is defined in Section 6.8 of this Note.

SECTION 2. INTEREST.

Interest shall accrue on a daily basis from the date hereof until this Note is paid in full on the unpaid principal amount of this Note outstanding from time to time at the Interest Rate (computed on the basis of a 365- or 366-day year for the actual number of days elapsed) and shall be added to the principal amount of this Note on each Interest Payment Date and amounts so added shall thereafter be deemed to be a part of the principal amount of this Note and accrued interest at the Interest Rate.

SECTION 3. PAYMENTS; COVENANTS.

Section 3.1 Scheduled Payments.

(a) Except in accordance with the provisions of Section 3.2, this Note shall not be subject to any required prepayment prior to the Maturity Date.

(b) On the Maturity Date, the Company shall pay the then outstanding principal amount of this Note (including all interest added to the principal amount of this Note pursuant to Section 2).

Section 3.2 Optional Prepayment; Dividends. (a) Subject to Section 6, the Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, this Note at 100% of the principal amount so prepaid, plus accrued but unpaid cash interest through the prepayment date with respect to such principal amount (to the extent not previously added to the principal amount of this Note) but without any premium or penalty. The Company will give Seller irrevocable written notice of each optional prepayment under this Section 3.2 not less than ten Business Days prior to the date fixed for such prepayment. Each such notice shall specify the date fixed for prepayment, the aggregate principal amount of this Note to be prepaid on such date, and the interest to be paid on such date with respect to such principal amount being prepaid.

(b) Holdings agrees that it shall not, and Holdings and the Company jointly and severally agree that the Company shall not, pay a Dividend unless, simultaneously with the making of such Dividend, the Company prepays this Note in accordance with paragraph (a) of this Section 3.2 in an aggregate principal amount equal to the amount of such Dividend.

Section 3.3 Payment Dates. Whenever any payment of interest or principal under this Note is stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and any such additional days elapsed shall be reflected in the computation of the interest payable on such next succeeding Business Day.

Section 3.4 Maturity, Surrender, etc. In the case of each prepayment of this Note pursuant to this Section 3, the principal amount of this Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest, if any, as aforesaid, interest on such principal amount shall cease to accrue. All payments hereunder will be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. All payments hereunder shall to be made by wire transfer of immediately available funds to such account as Seller may designated from time to time in writing to the Company. All payments hereunder shall be made without withholding on account of taxes, levies, duties or any other similar deduction whatsoever, or with such additional amounts as may be necessary in order that Payee, after such withholding, receives the full amount of interest then due and payable or intended to be prepaid.

Section 3.5 Reporting Covenant. The Company shall provide Seller copies of (i) each notice from any Senior Debt Representative of any Senior Debt Default or acceleration under any Senior Debt Agreement and (ii) all amendments, modifications, supplements, extensions and restatements of or to any Senior Debt Agreement promptly upon execution thereof.

SECTION 4. EVENTS OF DEFAULT.

An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a) the Company defaults in the payment of any principal on this Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment; or

(b) the Company defaults in the performance of any covenant containing herein (other than in clauses (a) above) and such other covenant remains uncured thirty days after the Company’s receipt of notice with respect thereto; or

(c) (i) an “Event of Default” (as such term is defined in any Senior Debt Agreement) occurs and is continuing or (ii) the acceleration of any Designated Senior Debt by the holders thereof; or

(d) the Company (1) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, seeking to adjudicate it as a bankrupt or insolvent, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (2) makes a general assignment for the benefit of its creditors, or (3) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property; or

(e) a court or other Governmental Entity of competent jurisdiction enters an order appointing, without consent by the Company, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company, or petition for any action (including, without limitation, a petition in bankruptcy or seeking to adjudicate the Company as a bankrupt of insolvent) shall be filed against the Company and such petition shall not be dismissed within 60 days;

(f) the Company (i) merges with or into any other entity, (ii) liquidates, winds-up or dissolves itself or (iii) directly or indirectly sells, leases or otherwise transfers, in one or more transactions, all or substantially all of the assets of the Company and its subsidiaries; or

(g) a “Change in Control” as such term is defined in the Credit Agreement as in effect on the date hereof (whether or not such term is thereafter amended or waived, or the Credit Agreement is no longer in effect) occurs.

SECTION 5. REMEDIES ON DEFAULT, ETC.

Section 5.1 Acceleration.

(a) If an Event of Default with respect to the Company described in paragraph (d) or (e) of Section 4 has occurred, this Note then shall automatically become immediately due and payable.

(b) If any Event of Default (other than as described in paragraph (a) of this Section 5.1) has occurred and is continuing, Seller may, at any time at its option by notice to the Company declare this Note to be immediately due and payable.

Upon this Note becoming due and payable under this Section 5.1, whether automatically or by declaration, this Note will forthwith mature and the entire unpaid principal amount of this Note, plus all accrued and unpaid interest, shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived.

Section 5.2 Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether this Note has become or has been declared immediately due and payable under Section 5.1, Seller may, subject to Section 6, proceed to protect and enforce its rights by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein, or for an injunction against a violation of any of the terms hereof, or in aid of the exercise of any power granted hereby or by law or otherwise.

Section 5.3 Rescission. At any time after this Note has been declared due and payable pursuant to paragraph (b) of Section 5.1, Seller, by written notice to the Company, may (but in no event shall be obligated to) rescind and annul any such declaration and its consequences if, to the extent not expressly waived by Seller in its sole discretion, (a) all Defaults and Events of Default, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 7, and (b) no judgment or decree has been entered for the payment of any monies due pursuant hereto. No rescission and annulment under this Section 5.3 will extend to or affect any subsequent Default or Event of Default or impair any right consequent thereon.

Section 5.4 No Waivers or Election of Remedies, Expenses, Etc. No right, power or remedy conferred by this Note upon Seller shall be exclusive of any other right, power or remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise. The Company will pay to Seller on demand such further amount as shall be sufficient to cover all reasonable costs and expenses of Seller incurred in any enforcement or collection under this Section 5, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.

SECTION 6. SUBORDINATION.

Anything in this Note to the contrary notwithstanding, Seller and each subsequent holder of this Note by its acceptance hereof covenants and agrees that the payment of the principal of and interest on this Note and all other amounts payable by the Company under this Note (all of the foregoing, the “Subordinated Obligations”) shall, to the extent set forth in this Section 6, be subordinate and junior and subject in right of payment to the prior indefeasible payment in full in cash of all Senior Debt.

Section 6.1 Payments. No payment or distribution (whether directly, by purchase or redemption by right of set-off or otherwise in respect of this Note, whether as principal, interest or otherwise, and whether in cash, securities or property) shall be made by or on behalf of the Company or received and retained, directly or indirectly, by or on behalf of Seller unless and until all Senior Debt has been indefeasibly paid in full in cash to the holders of the Senior Debt. Notwithstanding the immediately preceding sentence, the Company may (a) make any such payment or distribution so long as no Senior Debt Default exists on the date of such payment or would result from the making of such payment and (b) make any such payment or distribution without regard to the foregoing if the Company receives the written consent of the requisite holders of each class of Designated Senior Debt (or any duly authorized Senior Debt Representative on behalf of such class).

Section 6.2 Insolvency; Bankruptcy; Etc.

(a) In the event of the institution of any Insolvency Proceeding relative to the Company, then

(i) the holders of Senior Debt shall be entitled to receive payment in full in cash of all Senior Debt before Seller is entitled to receive any payment in respect of the Subordinated Obligations; and

(ii) any payment or distribution of any kind or character, whether in cash, property or securities, by setoff or otherwise, which may be payable or deliverable in such proceedings in respect of the Subordinated Obligations shall (notwithstanding any other provision of this Note, including Section 6.1 (but excluding payment of any Permitted Junior Securities)) be paid or delivered by the Person making such payment or distribution, whether a trustee in bankruptcy, a receiver, a liquidating trustee, or otherwise, directly to the holders of the Senior Debt to the extent necessary to make payment in full in cash of all Senior Debt remaining unpaid.

(b) If Seller does not file a proper claim or proof of claim or other document or amendment thereof in the form required in any Insolvency Proceeding relative to the Company under applicable law prior to 15 days before the expiration of time to file such claim or other document or amendment thereof, then the holders of the Designated Senior Debt shall have the right (but not the obligation) in such Insolvency Proceeding, and hereby irrevocably are appointed lawful attorney of Seller for the purpose of enabling the holders of such Senior Debt, to file and prove all claims therefor and to execute and deliver all documents in such proceeding in the name of Seller or in the name of the holders of such Senior Debt or otherwise in respect of establishing such claims, as the holders of such Senior Debt reasonably may determine to be necessary or appropriate to effectuate the foregoing, provided, that the holders of such Senior Debt shall act in a commercially reasonable manner and shall notify Seller prior to commencing the first of any such actions.

Section 6.3 Standstill. Until the Senior Debt is paid in full in cash, Seller shall (notwithstanding the provisions of Section 5) be prohibited from accelerating this Note and shall be prohibited from enforcing any of its default remedies with respect thereto (including any right to sue the Company or to file or participate in the filing of an involuntary bankruptcy petition against the Company), except that this Section 6.3 shall (a) not prevent automatic acceleration of this Note under Section 5.1(a) or prohibit the filing of a proper claim or proof of debt or other document or amendment thereof required in any Insolvency Proceeding or (b) not prevent Seller from accelerating this Note pursuant to Section 5.1(b) upon the first to occur of (a) the 270th day after (i) the Maturity Date, as applicable, has occurred, (ii) the date on which the Senior Debt Representative with respect to any Designated Senior Debt or any holder of Designated Senior Debt commences a judicial proceeding to collect any Designated Senior Debt or commences to realize upon any collateral for any such Designated Senior Debt pursuant to the exercise of remedies or gives notice of any non-judicial sale of any such collateral or (iii) the occurrence of an Event of Default, unless such Event of Default has been cured or waived in accordance herewith, and, in any case, Seller has delivered notice thereof to each Senior Debt Representative in respect of any outstanding Designated Senior Debt, or (b) the date on which any payment of any Designated Senior Debt is accelerated.

Section 6.4 No Impairment. (a) No right of any present or future holder of Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any non-compliance by the Company with the terms, provisions and covenants of this Note, regardless of any knowledge thereof Seller may have or be otherwise charged with.

(b) Without in any way limiting the generality of the foregoing paragraph, the holders of the Senior Debt may, at any time and from time to time, without the consent of or notice to Seller, without incurring responsibility and without impairing or releasing the subordination provided in this Section 6, do any one or more of the following: (1) change the manner, place or terms of payment or extend the time of payment of, or renew, amend, modify, or alter, any Senior Debt or any Senior Debt Agreement evidencing the same or evidencing, governing, creating, guaranteeing or securing any Senior Debt; (2) sell, exchange, release, or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (3) release any Person liable in any manner for the collection of Senior Debt; (4) fail or delay in the perfection of Liens securing the Senior Debt, (5) exercise or refrain from exercising any rights against the Company and any other Person (including, without limitation, actions with respect to the foreclosure upon, sale, release or failure to realize upon, any of its collateral, and actions with respect to the collection of any claim for all or any part of the Senior Debt from any account debtor or any other Person, regardless of whether any such actions or omissions may affect the rights of the holders of the Senior Debt to a deficiency) and (6) from time to time enter into agreements and settlements with the Company as it may determine, including, without limitation, any substitution of collateral, any release of any Lien and any release of the Company.

Section 6.5 Relative Rights. The provisions of this Section 6 are for the purpose of defining the relative rights of the holders of Senior Debt on the one hand, and Seller on the other hand, and nothing herein shall impair, as between the Company and Seller, the obligation of the Company, which is unconditional and absolute, to pay to Seller the principal hereof and interest hereon and the other amounts payable hereunder in accordance with the terms and provisions of this Note, subject to the rights, if any, of holders of Senior Debt under this Section 6. The fact that failure to make any payment on account of the Subordinated Obligations is caused by reason of the operation of any provision of this Section 6 shall not be construed as preventing the occurrence of an Event of Default.

Section 6.6 Subrogation. Upon payment in full in cash of all Senior Debt, Seller shall, to the extent of any payments or distributions paid or delivered to the holders of the Senior Debt or otherwise applied to the Senior Debt pursuant to the provisions of this Section 6, be subrogated to the rights of the holders of the Senior Debt to receive payments or distributions of assets of the Company made on Senior Debt (and any security therefor) until the Subordinated Obligations shall be paid in full in cash, and, for the purposes of such subrogation, no payments to the holders of Senior Debt of any cash, assets, stock, or obligations to which Seller would be entitled except for the provisions of this Section 6 shall, as between the Company, its creditors (other than the holders of the Senior Debt), and Seller, be deemed to be a payment by the Company to or on account of Senior Debt.

Section 6.7 Turnover of Payments. If, notwithstanding the provisions of this Section 6, any payment or distribution of any character (whether in cash, securities or other property) or any security shall be received by Seller in contravention of this Section 6 and before all Senior Debt shall have been paid in full in cash, after giving effect to, and application of, all payments and distributions received by holders of Senior Debt from any other source, such payment, distribution or security shall be held in trust for the benefit of, and shall be immediately paid over or delivered or transferred to, the holders of Senior Debt (or any duly authorized Senior Debt Representative) for application of payment according to the priorities of such Senior Debt (except that Seller may receive and retain Permitted Junior Securities).

Section 6.8 Recoveries; Reinstatement. If a claim is made upon any holder or holders of Senior Debt for repayment or recovery of any amount (a “Voidable Transfer”) on account of any Senior Debt under any Federal, state or foreign law, whether by reason of preference, fraudulent conveyance, or otherwise and if such holder or holders of Senior Debt repay all or a portion of such amounts by reason of (a) any judgment, decree, or order of any court or administrative body having jurisdiction over such holder or holders, or (b) any settlement or compromise of any claim effected by such holder or holders based upon the reasonable advice of counsel, then, as to the amount that has been repaid, the provisions of this Section 6 automatically shall be reinstated and restored and the amount so repaid shall constitute Senior Debt entitled to the benefits of this Section 6 as if such Voidable Transfer never had been made.

Section 6.9 Reliance by Holders of Senior Debt. The provisions of this Section 6 shall constitute a continuing offer to all Persons who become holders of Senior Debt, and such provisions are made for the benefit of, and may be enforced directly by, holders of Senior Debt, who hereby are expressly stated to be intended beneficiaries of this Section 6, whether or not they actually relied thereon. Seller covenants that it will not enter into any amendment or modification of the provisions of this Section 6 (and the related definitions) without having obtained the prior written consent of the holders of the Designated Senior Debt. No right of a holder of Senior Debt to enforce the provisions of this Section 6 shall be impaired by any act or failure to act by Seller or by the failure of the Seller to comply with the terms of this Note.

Section 6.10 Payments to Senior Debt Representative. Any payment or distribution to be paid or delivered to the holders of the Senior Debt under the provisions of this Section 6 may be paid or delivered to one or more Senior Debt Representative for such holders. Seller shall be entitled to rely on the delivery to it of a written notice purported to be signed on behalf of an officer or representative of any Senior Debt Representative believed by it in good faith to be genuine to establish the identity of such Senior Debt Representative, the amount of the outstanding Senior Debt and other matters relevant to the provisions of this Section 6.

SECTION 7. AMENDMENT AND WAIVER.

Section 7.1 Requirements. Subject to Section 6.9, this Note may be amended, and the observance of any term hereof may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and Seller.

Section 7.2 Binding Effect, Etc. Any amendment or waiver consented to as provided in this Section 7 is binding upon Seller, each subsequent holder of this Note and upon the Company without regard to whether this Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right or remedy consequent thereon. No course of dealing between the Company and Seller nor any delay in exercising any right or remedy hereunder nor any other act or omission shall operate as a waiver of any right or remedy of Seller (unless such waiver be in writing as provided above and then only to the extent expressly set forth therein as provided above). As used herein, the term “this Note” and references hereto shall mean this Note as it may from time to time be amended or supplemented.

SECTION 8. NOTICES.

All notices and communications provided for hereunder shall be in writing and sent (a) by facsimile if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid) or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

(1) if to Seller, to it at Helvetiastrasse 15/17, CH-3005, Bem, Switzerland (facsimile: 41 31 359 0500) to the attention of Chief Financial Officer, with a copy to: (A) c/o eBay Inc., 2145 Hamilton Avenue, San Jose, California, USA 95125 (facsimile: 1-408-376-7514) to the attention of General Counsel, and (B) eBay Inc., 2065 Hamilton Avenue, San Jose, California, USA 95125 (facsimile 1-408-967-9929) to the attention of Vice President Corporate Treasury or at such other address as Seller shall have specified to the Company in writing,

(2) if to any subsequent holder of this Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

(3) if to Holdings, to it at 65 Boulevard Grande-Duchesse Charlotte, L-1331 Luxembourg (facsimile: +352 26 38 35 06) to the attention of Hugo Froment, B Manager, or the Company, to it at c/o Silver Lake Technology Management, L.L.C., 2775 Sand Hill Road, Suite 100, Menlo Park, CA 94025 (facsimile: 650.233.8125) to the attention of Karen King, or at such other address as Holdings or the Company shall have specified to Seller in writing.

Notices under this Section 8 will be deemed given only when actually received.

SECTION 9. MISCELLANEOUS.

Section 9.1 Successors and Assigns. All covenants and other agreements contained in this Note by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and, in the case of Seller, assigns (including, without limitation, any subsequent permitted holder of this Note) whether so expressed or not. Seller may freely assign all or any portion of this Note without consent of the Company (but with notice thereof at such time). Notwithstanding the foregoing, Seller shall not assign all or any portion of, or otherwise offer to transfer or solicit any transfers of, this Note (other than to a wholly-owned subsidiary of eBay Inc., which transferee subsidiary will be bound by these transfer restrictions) prior to the earlier to occur of the date (i) that is 90 days after the date hereof and (ii) the date on which a “successful syndication” (as defined in the Fee Letter dated as of September 1, 2009 among Springboard Group S.àr.l. (f/k/a SLP III Cayman DS IV Holdings S.à r.l.) and the financial institutions party thereto) is achieved.

Section 9.2 Severability. Any provision of this Note that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Section 9.3 Construction. Each covenant contained in this Note shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision in this Note refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person. The section headings contained in this Note are for reference purposes only and shall not affect the meaning or interpretation of this Note.

Section 9.4 Integration. This Note embodies the entire agreement and understanding between the Company and Seller and supersedes all prior agreements and understandings relating to the subject matter hereof.

Section 9.5 Lost, Stolen, Destroyed or Mutilated Note. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note and of indemnity arrangements reasonably satisfactory to the Company from or on behalf of the holder of this Note, and upon surrender or cancellation of this Note if mutilated, the Company shall make and deliver a new note of like tenor in lieu of such lost, stolen, destroyed or mutilated Note, at Seller’s expense.

Section 9.6 GOVERNING LAW. THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SPRINGBOARD GROUP S.àr.l.,

société à responsabilité limitée

Registered Office: 65, boulevard Grande

Duchesse Charlotte, L-1331 Luxembourg

Share Capital:

Luxembourg R.C.S.: B 141.496

For the purpose of agreeing to Sections 3.2(b), 7, 8 and 9 of this Note only and not with respect to any other provision of this Note:

By:
/S/ JACQUELINE B. PETTS
Name: Jacqueline B. Petts
Title:

SPRINGBOARD FINANCE HOLDCO, L.L.C.,

By: Spring

board Finance S.àr.l., as sole Member

société à responsabilité limitée

Registered Office: 65, boulevard Grande

Duchesse Charlotte, L-1331 Luxembourg

Share Capital:

Luxembourg R.C.S.: B 148.309

By:
/s/ HUGO FROMENT
Name: Hugo Froment
Title: B Manager

Signature Page to Seller Note